EXHIBIT 4.8


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                                             CUSIP No. 90347XAA8
                                                               ISIN US90347XAA81


No. A-001                                                          $ 547,210,000
                                     Form of
                          10 1/4% Senior Note due 2012


          UCAR Finance Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Ninety Seven Million, Four Hundred Thirty Thousand Dollars on February 15, 2012.

          Interest Payment Dates: February 15 and August 15, commencing August 15, 2002.


          Record Dates: February 1 and August 1.

          Additional provisions of this Security are set forth on the other side of this Security.


Dated:

                                            UCAR FINANCE INC.,

                                              by


                                                   Name:
                                                   Title:




TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

This is one of the
Securities referred to in
the Indenture.

STATE STREET BANK AND TRUST COMPANY
  as Trustee,

 by
    -----------------------------
        Authorized Signatory

                          10 1/4% Senior Note due 2012


1.  INTEREST
    --------

          UCAR Finance Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each subsequent 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 2.00% per annum which interest shall be calculated by the Company and certified to the Trustee) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually in arrears on February 15 and August 15 of each year, commencing August 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 15, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.


2.  METHOD OF PAYMENT
    -----------------

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  PAYING AGENT AND REGISTRAR
    --------------------------

          Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  INDENTURE
    ---------

          The Company issued the Securities under an Indenture dated as of February 15, 2002 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are general obligations of the Company, except to the extent of the limited security interest in the Intercompany Note Obligations. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The

Indenture contains covenants that limit the ability of UCAR International and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; allow the Company to engage in certain businesses; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.  OPTIONAL REDEMPTION
    -------------------

          Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to February 15, 2007.

          On and after February 15, 2007, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                                            Redemption
               Period                         Price
------------------------------------------------------

2007                                        105.125%
2008                                        103.417%
2009                                        101.708%
2010 and thereafter                         100.000%

          In addition, prior to February 15, 2005, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.25%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; PROVIDED, HOWEVER, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and
(2) each such redemption occurs within 60 days after the date of the related Public Equity Offering.

6.  NOTICE OF REDEMPTION
    --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  PUT PROVISIONS
    --------------

          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of purchase (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

          Under certain circumstances as set forth in the Indenture, the Company will be required to offer to purchase Securities with Excess Intercompany Note Prepayment Proceeds.

8.  GUARANTY
    --------

          The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors. In addition, the Guarantee of UCAR Carbon is secured by a limited pledge of Pledged Graftech Stock.

9.  PLEDGES
    -------

          The Securities will be secured by a pledge of Intercompany Notes and Intercompany Note Guaranties, subject to the limitations set forth in the Indenture.

10.  DENOMINATIONS; TRANSFER; EXCHANGE
     ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  PERSONS DEEMED OWNERS
     ---------------------

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  UNCLAIMED MONEY
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  DISCHARGE AND DEFEASANCE
     ------------------------

          Subject to certain conditions, the Company, the Guarantors and the Intercompany Note Obligors at any time shall be entitled to terminate some or all of their respective obligations under the Securities, the Indenture, the Graftech Pledge Agreement, the Lien Subordination Agreement, the Intercompany Notes and the Intercompany Note Guaranties if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


14.  AMENDMENT, WAIVER
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture, the Graftech Pledge Agreement, the Lien Subordination Agreement, the Intercompany Notes, the Intercompany Note Guaranties or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees or Intercompany Notes with respect to the Securities, including Subsidiary Guaranties and Intercompany Note Guaranties, or to secure the Securities, or to add covenants or surrender rights or powers conferred upon the Company, any Guarantor or any Intercompany Note Obligor, or to comply with any requirements of the SEC in connection with qualifying or maintaining the qualification of the Indenture under the TIA, or to make changes to the Intercompany Notes or the Intercompany Note Guaranties, as applicable, permitted under the terms thereof or to make any change that does not adversely affect the rights of any Securityholder.

15.  DEFAULTS AND REMEDIES
     ---------------------

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities when the same becomes due at the Stated Maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration of acceleration or otherwise, or failure by the Company to purchase Securities when required; (iii) failure by the Company, any Guarantor or any Intercompany Note Obligor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any

Guarantor if the amount accelerated (or so unpaid) exceeds $10.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10.0 million, (vii) certain defaults with respect to Guaranties, Intercompany Notes or Intercompany Note Guaranties; and
(viii) certain defaults relating to the security interests in the Graftech Pledged Stock, the Intercompany Notes and the Intercompany Note Guaranties, or any prepayments with respect to the Intercompany Notes except as permitted under
Article 11 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest on any Security) if it determines that withholding notice is in the interest of the Holders.

16.  TRUSTEE DEALINGS WITH THE COMPANY
     ---------------------------------

          Subject to certain limitations imposed by the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with UCAR International or its Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS
     --------------------------

          A director, officer, employee or stockholder, as such, of the Company, any Guarantor, any Intercompany Note Obligor or the Trustee shall not have any liability for any obligations of the Company, any Guarantor or any Intercompany Note Obligor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  AUTHENTICATION
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  ABBREVIATIONS
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

20.  CUSIP NUMBERS AND ISINS
     -----------------------

          The Company has caused CUSIP numbers and corresponding ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and corresponding ISINs in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.  HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.
     ------------------------------------------------------

          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.  GOVERNING LAW.
     -------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS

OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

               UCAR Finance Inc.
               c/o UCAR International Inc.
               Brandywine West
               1521 Concord Pike, Suite 301
               Wilmington, Delaware 19803
               Attention:  Director of Investor Relations

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


        (Print or type assignee's name, address and zip code)

        (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: ________________ Your Signature: ____________________


--------------------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                       OF TRANSFER RESTRICTED SECURITIES.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

        (1)    |_|  inside the United States to a "qualified institutional
                    buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

        (2)    |_|  outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Distribution Compliance Period; or

        (3)    |_|  pursuant to the exemption from registration provided by Rule
                    144 under the Securities Act of 1933; or

        (4)    |_|  to the Company; or

        (5)    |_|  pursuant to an effective registration statement under the
                    Securities Act of 1933; or

        (6)    |_|  to the Registrar for registration in the name of the Holder, without transfer.

          If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the undersigned further certifies that:

                    (i) the offer of the Securities was not made to a person in the United States;

                    (ii) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                    (iii) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

                    (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

                    (v) we have advised the transferee of the transfer restrictions applicable to the Securities; and

                    (vi) if the circumstances set forth in Rule 904(B) under the Securities Act, are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the distribution compliance period specified in Rule 903 of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act.

          Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (2), (3) or (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                            ------------------------
                                                     Signature

Signature Guarantee:

----------------------------                -------------------------
Signature must be guaranteed                         Signature

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
--------------------------------------------------------------------------------


              TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________
                                            -----------------------------
                                            NOTICE:  To be executed by
                                                     an executive officer

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The following increases or decreases in this Global Security have been made:

Date of    Amount of          Amount of          Principal         Signature of
Exchange   decrease in        increase in        amount of this    authorized
           Principal          Principal amount   Global Security   officer of
           amount of this     of this Global     following such    Trustee or
           Global Security    Security           decrease or       Securities
                                                 increase          Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Sections 4.06, 4.09 or 11.03 of the Indenture, check the box:
                                       _
                                      |_|

          If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 4.06, 4.09 or 11.03 of the Indenture, state the amount in principal amount: $


Date: _______________                  Your Signature:______________________
                                                      (Sign exactly as your
                                                       name appears on the other
                                                       side of this Security.)

Signature Guarantee: _______________________________________
                         (Signature must be guaranteed)


          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.